Filed pursuant to Rule 424(b)(5)

Registration No. 333-237456

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 5, 2020)

3,000,000 Shares of Common Stock

We are offering 3,000,000 shares of our common stock, par value $0.01 per share, pursuant to this prospectus supplement and the accompanying prospectus, directly to certain institutional investors.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any shares from us or to arrange for the purchase or sale of any specific number or dollar amount of shares. We have agreed to pay the placement agent the fees set forth in the table below.

Our common stock is listed on the Nasdaq Capital Market under the symbol “OCGN.” On February 5, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $5.25 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	Per Share	Total
Offering price	$7.65	$22,950,000
Placement Agent’s fees(1)	$0.5355	$1,606,500
Proceeds, before expenses, to us	$7.1145	$21,343,500

(1)	In addition, we have agreed to pay the placement agent a non-accountable expense allowance. See “Plan of Distribution” beginning on page S-16 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus on or about February 10, 2021.

H.C. Wainwright & Co.

The date of this prospectus supplement is February 7, 2021

TABLE OF CONTENTS

Prospectus Supplement

Accompanying Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined, together with the documents incorporated by reference herein or therein. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and H.C. Wainwright & Co., LLC, or the placement agent, has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus supplement and the accompanying prospectus incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus supplement or the accompanying prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus and under similar headings in other documents that are incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Solely for convenience, tradenames referred to in this prospectus supplement appear without the ® or TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames and trademarks. All trademarks, service marks and tradenames included or incorporated by reference in this prospectus supplement are the property of their respective owners.

Unless the context otherwise requires, references in this prospectus supplement to “Ocugen,” the “Company,” the “combined company” “we,” “our” or “us” refer to Ocugen, Inc. (formerly known as Histogenics Corporation) and its subsidiaries, references to “Ocugen” refer to the Company following the completion of the Merger (defined below), references to “Histogenics” refer to the Company prior to the completion of the Merger, references to “Former Ocugen” refer to Ocugen, Inc., a privately held corporation prior to the completion of the Merger, and references to “OpCo” refer to Ocugen OpCo, Inc., the Company’s wholly owned subsidiary following the Merger. See “Prospectus Supplement Summary—Company Information.”

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” on page S-6 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

About Ocugen, Inc.

We are a biopharmaceutical company focused on developing a vaccine to prevent COVID-19 and discovering, developing and commercializing transformative therapies to cure blindness diseases.

Our cutting-edge technology pipeline includes:

•	COVID-19 Vaccine — COVAXIN™ is a whole-virion inactivated COVID-19 vaccine candidate being developed to prevent COVID-19 infection in humans. We are co-developing COVAXIN with Bharat Biotech International Limited, or Bharat Biotech, for the U.S. market.

•	Modifier Gene Therapy Platform—Based on nuclear hormone receptors, or NHRs, we believe our gene therapy platform has the potential to address many retinal diseases, including retinitis pigmentosa, or RP, with one product.

•	Novel Biologic Therapy for Retinal Diseases—We are developing OCU200, a novel biologic product candidate, to treat diabetic macular edema, or DME, diabetic retinopathy, or DR, and wet age-related macular degeneration, or wet AMD.

Modifier Gene Therapy Platform

We are developing a breakthrough modifier gene therapy platform to generate therapies designed to fulfill unmet medical needs in the area of retinal diseases, including IRDs, and dry AMD. Our modifier gene therapy platform is based on NHRs which have the potential to restore homeostasis, the basic biological processes in the retina. Unlike single-gene replacement therapies, which only target one genetic mutation, we believe that our gene therapy platform, through its use of NHRs, represents a novel approach in that it may address multiple retinal diseases with one product. IRDs such as RP, a group of rare genetic disorders that involves a breakdown and loss of cells in the retina and can lead to visual impairment and blindness, affect over 1.5 million people worldwide. Over 150 gene mutations have been associated with RP and this number represents only 60% of the RP population. The remaining 40% of RP patients cannot be genetically diagnosed, making it difficult to develop individual treatments. We believe our first gene therapy candidate, OCU400, has the potential to eliminate the need for developing more than 150 individual products and provide one treatment option for all RP patients.

OCU400 has received four ODDs from the U.S. Food and Drug Administration, or FDA, for the treatment of certain disease genotypes: NR2E3, CEP290, RHO, and PDE6B mutation-associated RP. We are planning to initiate two Phase 1/2a clinical trials for OCU400 in the second half of 2021. Our second gene therapy candidate, OCU410, is being developed to utilize the nuclear receptor genes RORA for the treatment of dry AMD. This candidate is currently in preclinical development. We are planning to initiate a Phase 1/2a clinical trial for OCU410 in 2022.

Novel Biologic Therapy for Retinal Diseases

We are conducting preclinical development for a novel biologic product candidate, OCU200. OCU200 is a novel fusion protein designed to treat DME, DR and wet AMD. We expect to initiate a Phase 1/2a clinical trial for OCU200 in the first half of 2022. We plan to expand the therapeutic applications of OCU200 beyond DME, DR and wet AMD to potentially include macular edema following retinal vein occlusion and myopic choroidal neovascularization.

Recent Developments

COVID-19 Vaccine

In February 2020, we entered into a Co-Development, Supply and Commercialization Agreement, or the COVAXIN Agreement, with Bharat Biotech, pursuant to which we obtained an exclusive right and license under certain of Bharat Biotech’s intellectual property rights, with the right to grant sublicenses, to develop, manufacture and commercialize COVAXIN, a whole-virion inactivated vaccine candidate for the prevention of COVID-19 in humans, in the United States of America, its territories and possessions, or the Ocugen Territory. In consideration of the license and other rights granted by Bharat to us, we agreed to share any profits generated from the commercialization of COVAXIN in the Ocugen Territory, with us retaining 45% of such profits, and Bharat receiving the balance of such profits.

Bharat has agreed to provide to us all preclinical and clinical data, and to transfer to us certain proprietary technology owned or controlled by Bharat, that are necessary for the successful commercial manufacture and supply of COVAXIN to support commercial sale in and for the Ocugen Territory, including pursuant to any emergency use authorization in and for the Ocugen Territory approved by the FDA. In certain circumstances set forth in the COVAXIN Agreement, and until we are capable and primarily responsible for the manufacture and supply of COVAXIN in and for the Ocugen Territory, Bharat has the exclusive right to manufacture COVAXIN in and for the Ocugen Territory and is responsible for manufacturing and supplying clinical testing materials required for our development activities, and all of our requirements of commercial quantities of COVAXIN. We and Bharat will separately enter into supply agreements setting forth the terms of such supply. Bharat has agreed to provide a specified minimum number of doses in calendar year 2021.

COVAXIN utilizes a historically proven approach to vaccine design. COVAXIN has been evaluated in 755 subjects in Phase 1 and Phase 2 clinical trials in India and results suggested strong Immunoglobulin G, or IgG, responses against spike (S1) protein, receptor-binding domain (RBD) and the nucleocapsid (N) protein of SARS-CoV-2 along with strong cellular responses. The vaccine candidate is currently part of a Phase 3 clinical trial in India involving 25,800 volunteers. We are currently evaluating the clinical and regulatory path to obtaining an Emergency Use Authorization, or EUA, from the FDA and, eventually, biologic license application, or BLA, approval in the U.S. market.

Corporate Information

On September 27, 2019, we completed our reverse merger, or the Merger, with Ocugen OpCo Inc. (formerly known as Ocugen, Inc.), or OpCo, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2019, by and among OpCo, Restore Merger Sub, Inc., our wholly owned subsidiary, or Merger Sub, and us, as amended, or the Merger Agreement, pursuant to which Merger Sub merged with and into OpCo, with OpCo surviving as our wholly owned subsidiary. Immediately after completion of the Merger, we changed our name to Ocugen, Inc. and the business previously conducted by OpCo became the business conducted by us.

Our common stock is listed on the Nasdaq Capital Market under the symbol “OCGN.” Our global headquarters are located at 263 Great Valley Parkway, Malvern, PA 19355 and our telephone number is (484) 328-4701. Our website address is www.ocugen.com. The content contained in, or that can be accessed through, our website is not part of this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

THE OFFERING

Issuer	Ocugen, Inc.

Common stock offered by us	3,000,000 shares of common stock.

Common stock outstanding immediately following the offering	187,047,475 shares of common stock.

Use of Proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” on page S-6 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Capital Market symbol	OCGN

The above discussion and table are based on 184,047,475 shares of our common stock outstanding as of February 7, 2021, and exclude as of that date:

•	9,200,372 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $1.36 per share;

•	2,680,554 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under this plan;

•	392,973 shares of common stock reserved for future issuance under our 2014 Stock Option Plan;

•	870,017 shares of common stock issuable upon the exercise of warrants outstanding at a weighted-average exercise price of $5.67 per share; and

•	56 shares of common stock issuable upon conversion of preferred stock.

In addition, on February 9, 2021, we expect that an additional 987,000 shares of common stock will be issued in connection with our "at-the-market" offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus supplement, before deciding whether to purchase any common stock in this offering. Each of the risk factors could adversely affect our business, operating results, financial condition and prospects, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Additional Risks Related to This Offering

We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. See “Use of Proceeds” in this prospectus supplement for a more detailed information.

You may experience immediate and substantial dilution.

If you purchase shares of common stock in this offering, you will experience immediate dilution of $7.40 per share, representing the difference between the public offering price of $7.65 and our pro forma as adjusted net tangible book value per share as of September 30, 2020, after giving effect to (i) the issuance and sale of certain shares of common stock in an “at-the-market” offering after such date and (ii) this offering. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. All of our outstanding shares of common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.

Upon completion of this offering, based on our shares outstanding as of February 7, 2021, we will have 187,047,475 shares of common stock outstanding, which (along with the shares purchased in this offering), may be resold into the public market immediately without restriction, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

As of February 7, 2021, there were approximately 9,200,372 shares subject to outstanding options or that are otherwise issuable under our equity compensation plans, all of which shares we have registered under the Securities Act on a registration statement on Form S-8.

The trading price of the shares of our common stock could be highly volatile, and purchasers of the common stock could incur substantial losses.

Our stock price has been, and will likely continue to be volatile. During the 60 trading days immediately prior to the date of this prospectus supplement, the closing price of our common stock has ranged from a low of $0.28 to a high of $5.25. The stock market in general and the market for stock of biopharmaceutical companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their common stock at or above their purchase price. The market price for our common stock may be influenced by those factors discussed in this “Risk Factors” section and many others, including:

•	our ability to enroll subjects in our ongoing and planned clinical trials;

•	results of our clinical trials and preclinical studies, and the results of trials of our competitors or those of other companies in our market sector;

•	regulatory approval of our product candidates, or limitations to specific label indications or patient populations for our use, or changes or delays in the regulatory review process;

•	the level of expenses related to any of our product candidates or clinical development programs;

•	regulatory developments in the United States and foreign countries;

•	reports of adverse events in other of our products, competing biologics or gene therapy products;

•	changes in the structure of healthcare payment systems, especially in light of current reforms to the United States healthcare system;

•	the success or failure of our efforts to acquire, license or develop additional product candidates;

•	innovations or new products developed by us or our competitors;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	manufacturing, supply or distribution delays or shortages;

•	any changes to our relationship with any manufacturers, suppliers, licensors, future collaborators or other strategic partners;

•	achievement of expected product sales and profitability;

•	variations in our financial results or those of companies that are perceived to be similar to ours;

•	market conditions in the biopharmaceutical sector and issuance of securities analysts’ reports or recommendations;

•	trading volume of our common stock;

•	an inability to obtain additional funding;

•	sales of our stock by insiders and stockholders or the perception that such sales could occur;

•	our ability to effectively manage our growth;

•	ineffectiveness of our internal control over financial reporting;

•	additions or departures of key personnel, including major changes in our board or management;

•	intellectual property, product liability or other litigation against us; and

•	general economic, industry and market conditions other events or factors, many of which are beyond our control.

In addition, in the past, stockholders have initiated class action lawsuits against biopharmaceutical companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

We have used almost all of our unreserved, authorized shares.

We have used almost all of our unreserved authorized shares and will need stockholder approval to implement an increase in our authorized shares of common stock or a reverse stock split. Our sixth amended and restated certificate of incorporation and the Delaware General Corporation Law currently require the approval of stockholders holding not less than a majority of all outstanding shares of capital stock entitled to vote in order to approve an increase in our authorized shares of common stock or a reverse stock split. There are no assurances that stockholder approval will be obtained, in which event we will be unable to raise additional capital through the issuance of shares of common stock to fund our future operations.

Risk Related to Our Development of COVAXIN

COVAXIN, the COVID-19 vaccine candidate that is the subject of our co-development and license agreement with Bharat Biotech, is being evaluated by Bharat Biotech in Phase 3 clinical trials in India and the regulatory path in the United States is currently being evaluated. We may be unable to successfully produce and commercialize a vaccine that effectively and safely treats the virus in a timely manner, if at all, and ultimately may be unable to obtain emergency use authorization or regulatory approval in the United States.

In February 2021, we entered into a co-development and license agreement, or the COVAXIN Agreement, with Bharat Biotech International Ltd., or Bharat Biotech, pursuant to which we obtained an exclusive right and license under certain of Bharat Biotech’s intellectual property rights, with the right to grant sublicenses, to develop, manufacture and commercialize COVAXIN, a whole-virion inactivated COVID-19 vaccine candidate, in the United States of America, its territories and possessions. COVAXIN has received an approval for emergency restricted use in India following receipt of data from the Phase 1 and Phase 2 clinical trials in India. A Phase 3 study is currently ongoing in India and interim data is expected to be released in March 2021. Notwithstanding receipt of the approval for emergency restricted use in India, Bharat Biotech’s development efforts in India are in the early stages and remain subject to ongoing clinical trials. Bharat Biotech may be unable to develop or produce a vaccine that successfully vaccinates against the SARS-CoV-2 virus or emerging variants of the virus, including the variants that have emerged in South Africa or the United Kingdom. Moreover, subjects receiving COVAXIN in Bharat Biotech’s clinical trials, as well as patients receiving the vaccine under the emergency restricted use approval in India, may experience allergic reactions or other adverse events, which could adversely impact on the U.S. market’s perception of the vaccine. Any of these events could materially impair our ability to develop COVAXIN in the United States.

Our development efforts with respect to the U.S. market are in their initial stages, and we may be unable to obtain authorization or approval of COVAXIN in the United States, in a timely manner, if at all. There have been limited discussions with FDA to date and no Emergency Use Authorization, or EUA, Application or Investigational New Drug, or IND, Application has been submitted. The FDA may determine that the studies conducted in India were not done in compliance with FDA regulations, including Good Clinical Practice, or GCP, regulations. For this and other reasons, the FDA may not accept data from the studies conducted with COVAXIN at clinical trial sites in India and may require us to conduct clinical studies in the United States before considering an application for an EUA in the United States. Even if we conduct clinical trials in the United States, we may not be successful in obtaining an EUA from the FDA if our development efforts were to result in findings relating to a lack of efficacy, safety concerns or other issues. Our inability to obtain an EUA from the FDA could materially and adversely affect our business, financial condition and results of operations.

As an organization, we have no experience in the development, manufacturing, distribution or commercialization of a vaccine candidate.

We have never undertaken the development, manufacturing, distribution or commercialization of a vaccine candidate, and we may be unable to obtain regulatory authorization or approval in the United States. Additionally, development of an effective vaccine candidate depends on the success of our and our partner’s manufacturing capabilities. We have not previously ramped our organization for a commercial launch of any product, and doing so in a pandemic environment with an urgent, critical global need creates additional challenges such as clinical trials, licensing, distribution channels, intellectual property disputes or challenges, and the need to establish teams of people with the relevant skills. We may also face challenges with sourcing a sufficient amount of raw materials to support the demand for a vaccine, including any potential import issues. We may be unable to effectively create a supply chain for COVAXIN that will adequately support demand. Furthermore, there are no assurances that any vaccine candidate would be approved or authorized by the FDA at all or for inclusion in government stockpile programs, which may be material to the commercial success of a vaccine product candidate, in the United States.

The regulatory pathway for COVID-19 vaccine candidates, including COVAXIN, is continually evolving, and may result in unexpected or unforeseen challenges.

COVAXIN has moved rapidly through the regulatory review process for emergency restricted use in India. We cannot predict the speed at which we will be able to obtain authorization or approval of COVAXIN in the United States, if at all. Evolving or changing plans or priorities at the FDA, including changes based on new knowledge of COVID-19 and how the disease affects the human body, may significantly affect the regulatory pathway and timeline for COVAXIN authorization or approval in the United States. The FDA may not accept data from the studies conducted with COVAXIN at clinical trial sites in India and may require additional clinical trials. Any results from further clinical testing may raise new questions and require us to redesign proposed clinical trials, including revising proposed endpoints or adding new clinical trial sites or cohorts of subjects. In addition, the FDA’s analysis of any clinical data may differ from our interpretation and the FDA may require that we conduct additional analysis or trials. Further, the ongoing Phase 3 trial in India may demonstrate that the vaccine candidate is ineffective or has an unacceptable safety profile.

The FDA has the authority to grant an EUA to allow unapproved medical products to be used in an emergency to diagnose, treat, or prevent serious or life-threatening diseases or conditions when there are no adequate, approved, and available alternatives. If we are granted an EUA by the FDA for COVAXIN, we would be able to commercialize it without FDA approval. However, the FDA may revoke the EUA where it is determined that the COVID-19 public health emergency no longer exists or warrants such authorization, and we cannot predict how long, if ever, an EUA would remain in place. Such revocation could adversely impact our business in a variety of ways, including if COVAXIN is not yet approved by the FDA and if we, Bharat Biotech and our manufacturing partners have invested in the supply chain to provide COVAXIN under an EUA in the United States. In addition, the FDA may revoke or terminate the EUA sooner if, for example, we fail to comply with the conditions of authorization or other terms of the EUA or if COVAXIN is determined to be less effective or safe than it was initially believed to be. We cannot predict how long, if ever, an EUA would remain in place.

Our ability to produce a successful vaccine may be curtailed by one or more government actions or interventions, which may be more likely during a global health crisis such as COVID-19.

Given the significant global impact of the COVID-19 pandemic, it is possible that the U.S. government may take actions that directly or indirectly have the effect of diminishing some of our rights or opportunities with respect to COVAXIN and the economic value of a COVID-19 vaccine to us could be limited. In the United States, the Defense Production Act of 1950, as amended, or the Defense Production Act, gives the United States government rights and authorities that may directly or indirectly diminish our own rights or opportunities with respect to COVAXIN and the economic value of a COVID-19 vaccine to us could be limited. Our potential third-party service providers may be impacted by government entities regarding potentially invoking the Defense Production Act or other potential restrictions to all or a portion of services they might otherwise offer. Government entities imposing restrictions or limitations on our third-party service providers may require us to obtain alternative service sources for our vaccine candidate, including COVAXIN. If we are unable to timely enter into alternative arrangements, or if such alternative arrangements are not available on satisfactory terms, we will experience delays in the development or production of our vaccine candidate, increased expenses, and delays in potential distribution or commercialization of our vaccine candidate, when and if approved.

We may need additional funding in order to enable us to successfully develop COVAXIN, and such funding may not be available on acceptable terms, or at all.

We may need additional funding in order to enable us to successfully develop and obtain FDA authorization or approval and have sufficient capacity to manufacture, commercialize and distribute COVAXIN, if authorized or approved by the FDA. Such funding may not be available on acceptable terms, or at all. Our commitment of substantial financial resources and personnel to the joint development of a vaccine candidate may cause delays in or otherwise negatively impact our other development programs, despite uncertainties surrounding the longevity and extent of COVID-19 as a global health concern. Our business could be negatively impacted by our allocation of significant resources to a global health threat that is unpredictable and could rapidly dissipate.

If we encounter difficulties in obtaining adequate supply of COVAXIN from Bharat Biotech or third-party manufacturers, our ability to develop and commercialize COVAXIN, if authorized or approved, would be impaired.

We do not currently have the capacity to manufacture COVAXIN, and we do not currently plan to develop any capacity to do so. Bharat Biotech has agreed to provide to Ocugen all preclinical and clinical data, and to transfer to us certain proprietary technology owned or controlled by Bharat Biotech, that are necessary for the successful commercial manufacture and supply of COVAXIN to support commercial sale in the United States, if authorized or approved, including pursuant to an EUA. Until the completion of that technology transfer and until we are capable and primarily responsible for the manufacture and supply of COVAXIN in the United States through third parties, Bharat Biotech has the exclusive right to manufacture COVAXIN and we will be wholly dependent on Bharat Biotech for the manufacture and supply of clinical testing materials required for our development activities and all of our requirements of commercial quantities of COVAXIN, if authorized or approved. We and Bharat Biotech intend to enter into supply agreements setting forth the terms of such supply arrangement, but can be no assurance that we will be able to successfully enter into such agreements. Bharat Biotech has agreed to provide a specified minimum number of doses in calendar year 2021, but there can be no assurance that they will in fact provide such number of doses, whether due to shortages in supply, diversion of vaccine resources to other uses deemed more immediate, or other factors. There can be no assurance that we will be successful in transitioning the manufacture of COVAXIN for the U.S. market from Bharat Biotech to a third-party manufacturer. If we are unable to obtain adequate supply of COVAXIN, our U.S. development and commercialization efforts would be impaired. As a result, our business, financial condition and results of operations would be materially adversely affected.

We face significant competition from other pharmaceutical and biotechnology companies, academic institutions, government agencies, and other research organizations. Our operating results will suffer if we fail to compete effectively.

The development and commercialization of new vaccines is highly competitive. The competitive landscape of potential COVID-19 vaccines and treatment therapies has been rapidly developing since the beginning of the COVID-19 pandemic, with several hundreds of companies claiming to be investigating possible candidates and more than 4,500 studies registered worldwide as investigating COVID-19. We are aware of several competitors developing late-stage COVID-19 vaccines, including Pfizer Inc. with BioNTech SE, Moderna, Inc., AstraZeneca PLC, Johnson & Johnson/Janssen Biotech, Inc. and Novavax, Inc. Vaccines developed by Pfizer Inc. with BioNTech SE and Moderna, Inc. have already been granted EUAs by the FDA. We are also aware of others pharmaceutical companies that are working on inactivated virus-based COVID-19 vaccines. If the FDA requires us to conduct clinical trials, enrollment in such trials may be impacted given the commercial availability of other EUA-authorized vaccines. The success or failure of other vaccines, or perceived success or failure, may adversely impact our ability to obtain any future funding for our joint COVID-19 vaccine development efforts or for us to ultimately commercialize any vaccine candidate, if authorized or approved by the FDA. In addition, we may not be able to compete effectively if our product candidate does not satisfy government procurement requirements with respect to biodefense products. If existing vaccines in the market or if competitors develop and commercialize additional COVID-19 vaccines before we can complete regulatory review and obtain an EUA or regulatory approval for COVAXIN, or if they develop and commercialize one or more COVID-19 vaccines that are safer, more effective, have fewer or less severe side effects, have broader market acceptance, are more convenient or are less expensive than COVAXIN, our business, financial condition and results of operations would be materially adversely affected.

We may not be successful in maintaining our co-development relationship with Bharat Biotech, which would adversely affect our ability to develop and commercialize COVAXIN.

We have licensed the rights to develop COVAXIN in the United States from Bharat Biotech. Our co-development efforts began recently. The success of this licensing and co-development arrangement will depend heavily on the efforts and activities of Bharat Biotech. Other than as specifically set forth in the COVAXIN Agreement, we will have limited control over the amount and timing of resources that Bharat Biotech dedicates to the co-development of and manufacture of supply for COVAXIN in the U.S. market. We also have limited or no control over Bharat Biotech’s activities with respect to COVAXIN in India. If Bharat Biotech were to fail to successfully complete the ongoing Phase 3 clinical trial of COVAXIN, or were to fail to report safety data in accordance with regulatory requirements, our ability to develop COVAXIN in the United States would be impaired. Moreover, any disagreements between us and Bharat Biotech could lead to delays in the development process or manufacturing of COVAXIN, and such delays may impair our ability to obtain an EUA or approval for COVAXIN. Under certain circumstances, disagreements with Bharat Biotech could also lead to termination of the COVAXIN Agreement. Any such termination would prevent us from developing COVAXIN for the U.S. market.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission, or SEC, that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.

The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, among other things, statements about:

•	our estimates regarding expenses, future revenue, capital requirements, and timing and availability of and the need for additional financing;

•	our ability to obtain sufficient additional capital to continue to advance our product candidates and our preclinical programs;

•	our activities with respect to COVAXIN, our vaccine candidate for the prevention of COVID-19, in collaboration with Bharat Biotech International Limited, or Bharat Biotech, including our plans and expectations regarding clinical development, manufacturing, pricing, regulatory review and compliance, reliance on third parties, and commercialization, if authorized or approved;

•	the extent to which health epidemics and other outbreaks of communicable diseases, including the COVID-19 pandemic, could disrupt our business and operations;

•	the uncertainties associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment, and completion of clinical trials;

•	our ability to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market and the risk that products will not achieve broad market acceptance;

•	uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom;

•	our ability to maintain our collaboration with Bharat Biotech and to establish additional collaborations and/or partnerships;

•	our ability to comply with regulatory schemes applicable to our business and other regulatory developments in the United States and foreign countries;

•	the performance of third-parties upon which we depend, including third-party contract research organizations, or CROs, and third-party suppliers, manufacturers, group purchasing organizations, distributors, and logistics providers;

•	the pricing and reimbursement of our product candidates, if approved;

•	our ability to obtain and maintain patent protection and defend our intellectual property rights against third-parties;

•	our ability to maintain our relationships, profitability, and contracts with our key commercial partners;

•	our ability to recruit or retain key scientific, technical, commercial, and management personnel or to retain our executive officers; and

•	our ability to comply with stringent United States and foreign government regulation in the manufacture of pharmaceutical products, including Good Manufacturing Practice, or GMP, compliance and United States Drug Enforcement Agency compliance and other relevant regulatory authorities.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in or incorporated by reference into this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, particularly under “Risk Factors,” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make. You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus supplement. See “Risk Factors.”

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of shares of common stock in this offering will be $21.2 million after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds from this offering to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus supplement.

Our expected use of net proceeds, if any, from the sale of shares of common stock pursuant to the Securities Purchase Agreement entered into directly with the investors in connection with this offering represents our intentions based upon our present plans and business conditions, which could change in the future as our plans and business conditions evolve. The amount and timing of our actual expenditures will depend upon numerous factors, including the results of our research and development efforts, the timing and success of preclinical studies and clinical trials we may commence in the future, the timing of regulatory submissions and the feedback from regulatory authorities. We have not determined the amount of net proceeds to be used specifically for such purposes and, as a result, management will retain broad discretion over the allocation of net proceeds, if any.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

As of September 30, 2020, our net tangible book value was approximately $14.4 million, or $0.09 per share of common stock, based on 162,026,473 shares of common stock outstanding as of September 30, 2020. As of September 30, 2020, our pro forma net tangible book value was approximately $25.2 million, or $0.14 per share, after giving effect to the issuance and sale of 22.0 million shares of our common stock and receipt of $10.8 million in net proceeds in an “at-the-market” offering, or the ATM Offering, from October 1, 2020 to February 7, 2021. After giving further effect to the issuance and sale by us of 3,000,000 shares of common stock in this offering at an offering price of $7.65 per share, after deducting the placement agent’s fees and estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2020 would have been approximately $46.4 million, or approximately $0.25 per share. This represents an immediate increase in pro forma as adjusted net tangible book value of approximately $0.11 per share to our existing shareholders and an immediate dilution of approximately $7.40 per share to the new investors participating in this offering.

The following table illustrates this dilution to the new investors purchasing shares of common stock in this offering on a per share basis:

Offering price per share		$7.65
Net tangible book value per share at September 30, 2020	$0.09
Pro forma increase in net tangible book value per share attributable to the ATM Offering	$0.05
Pro forma net tangible book value per share as of September 30, 2020	$0.14
Increase in net tangible book value per share attributable to the new investors purchasing shares in this offering	$0.11
Pro forma as adjusted net tangible book value per share after this offering		$0.25
Dilution per share to the new investors in this offering		$7.40

The foregoing table and calculations are based on 162,026,473 shares of our common stock outstanding as of September 30, 2020, and excludes as of that date:

•	4,268,277 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $0.94 per share;

•	373,579 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan, as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under this plan;

•	307,159 shares of common stock reserved for future issuance under our 2014 Stock Option Plan;

•	870,017 shares of common stock issuable upon the exercise of warrants outstanding at a weighted-average exercise price of $5.67 per share; and

•	56 shares of common stock issuable upon conversion of preferred stock.

To the extent that outstanding options or warrants are exercised, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

In addition, on February 9, 2021, we expect that an additional 987,000 shares of common stock will be issued in connection with the ATM Offering.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated February 6, 2021, or the engagement agreement, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

On February 7, 2021, we entered into a securities purchase agreement, or the Purchase Agreement, directly with the investors in connection with this offering for the sale of an aggregate of 3,000,000 shares of common stock at an offering price of $7.65 per share pursuant to this prospectus supplement and the accompanying prospectus. We will only sell shares in this offering to investors who have entered into the Purchase Agreement.

We expect to deliver the shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus on or about February 10, 2021, subject to the satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay to the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering. The following table shows the total placement agent cash fees we will pay in connection with the sale of the securities in this offering, assuming the purchase of all of the securities we are offering.

Per share placement agent cash fees	$0.5355
Total placement agent cash fees	$1,606,500

We estimate the total expenses payable by us for this offering to be approximately $1.7 million , which amount includes (i) a placement agent’s fee of $1,606,500, assuming the purchase of all of the securities we are offering; (ii) a $50,000 non-accountable expense allowance payable to the placement agent; (iii) the placement agent’s clearing expenses in the amount of $15,950 in connection with this offering and (iv) other estimated expenses of approximately $60,000 which include legal and printing costs and various fees associated with the registration and listing of our shares.

NASDAQ Capital Market Listing

Our stock is currently traded on the Nasdaq Capital Market under the symbol “OCGN”. On February 5, 2021, the last reported sale price of our common stock was $5.25 per share.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

From time to time, the placement agent may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Philadelphia, Pennsylvania. The placement agent is being represented by Ellenoff Grossman & Schole LLP in connection with this offering.

EXPERTS

The consolidated financial statements of Ocugen, Inc. appearing in Ocugen, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019 have been audited by Ernst & Young LLP, the Company’s independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act of 1934, or Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investor Relations” section of our website at www.ocugen.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 27, 2020;

•	our Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on April 29, 2020;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 8, 2020, August 14, 2020 and November 6, 2020, respectively;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 30, 2020;

•	our Current Reports on Form 8-K, filed with the SEC on January 3, 2020, April 9, 2020, April 22, 2020, May 1, 2020, May 8, 2020, June 1, 2020, June 12, 2020, June 16, 2020, July 28, 2020, August 10, 2020, August 31, 2020, September 8, 2020, October 6, 2020, December 22, 2020, and December 28, 2020, January 8, 2021, January 12, 2021 and February 4, 2021; and

•	the description of our common stock contained in our registration statement on Form 8-A (File No. 001-36751) filed with the SEC on November 18, 2014, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of this prospectus supplement, until we file a post-effective amendment to the applicable registration statement that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

Ocugen, Inc.

Attention: Corporate Secretary

263 Great Valley Parkway

Malvern, Pennsylvania, 19355

(484) 328-4701

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell up to $75,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer and sell.

Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Any prospectus supplement may add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on The NASDAQ Capital Market, or NASDAQ, under the symbol “OCGN.” On March 26, 2020, the closing sale price of our common stock on NASDAQ was $0.35 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on NASDAQ or any other securities exchange of the securities covered by the applicable prospectus supplement.

As of March 26, 2020, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $29.2 million, which is based on 46,397,047 shares of common stock held by non-affiliates as of such date and a price of $0.63 per share, the closing price of our common stock on January 28, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under “Risk Factors” on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 5, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $75,000,000 of any combination of the securities described in this prospectus. This prospectus provides you only with a general description of the securities that we may offer and sell. Each time securities are offered and sold under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering, including the type and number of securities being offered, the offering price, the names of any underwriters, dealers, brokers or agents and the applicable sales commission or discount. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read carefully the entire prospectus and any accompanying prospectus supplement or related free writing prospectus, as well as the documents incorporated by reference into this prospectus and/or any prospectus supplement, before making an investment decision. Please also read the additional information described under “Where You Can Find More Information” below.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or related free writing prospectus. This prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement and related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate only as of the date on its respective cover, that the information appearing in any related free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context otherwise requires, references in this prospectus to “Ocugen,” the “Company,” the “combined company” “we,” “our” or “us” refer to Ocugen, Inc. (formerly known as Histogenics Corporation) and its subsidiaries, references to “Ocugen” refer to the Company following the completion of the Merger (defined below), references to “Histogenics” refer to the Company prior to the completion of the Merger, references to “Former Ocugen” refer to Ocugen, Inc., a privately held corporation prior to the completion of the Merger, and references to “OpCo” refer to Ocugen OpCo, Inc., the Company’s wholly owned subsidiary following the Merger. See “About Ocugen, Inc.—Company Information.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document.

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investor Relations” section of our website at www.ocugen.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 27, 2020;

•	Our Current Report on Form 8-K filed with the SEC on January 3, 2020; and

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-36751) filed with the SEC on November 18, 2014, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address or phone number:

Ocugen, Inc.

Attention: Corporate Secretary

5 Great Valley Parkway, Suite 160

Malvern, Pennsylvania, 19355

(484) 328-4701

ABOUT OCUGEN, INC.

Overview

We are a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing transformative therapies to treat the whole eye.

We are focused on three waves of technological innovations that target the back and front of the eye:

Potential therapies that target the back of the eye:

•	Modifier Gene Therapy Platform—Based on nuclear hormone receptors, we believe our gene therapy platform has the potential to address many retinal diseases, including retinitis pigmentosa, or RP, with one product.

•	Novel Biologic Therapies for Retinal Diseases—We are developing OCU200, which is being developed to treat diabetic macular edema, or DME, diabetic retinopathy, or DR, and wet age-related macular degeneration, or wet AMD.

Potential therapy that targets the front of the eye:

•	Small Molecule Phase 3 Rare Disease Asset—Our OCU300 product candidate is in Phase 3 clinical development for the treatment of symptoms associated with ocular graft-versus-host disease, or oGVHD.

Modifier Gene Therapy Platform

We are developing a modifier gene therapy platform to generate therapies designed to fulfill unmet medical needs in the area of retinal diseases, including inherited retinal diseases, or IRDs. Our modifier gene therapy platform is based on nuclear hormone receptors, or NHRs, which have the potential to restore homeostasis, the basic biological processes in the retina. Unlike single-gene replacement therapies, which only target one genetic mutation, we believe that our gene therapy platform, through its use of NHRs, represents a novel approach in that it may address multiple retinal diseases with one product. IRDs such as RP affect over 1.5 million people worldwide. Over 150 gene mutations have been associated with RP and this number represents only 60% of the RP population. The remaining 40% of RP patients cannot be genetically diagnosed, making it difficult to develop individual treatments. OCU400 has the potential to eliminate the need for developing more than 150 individual products and provide one treatment option for all RP patients. Our first gene therapy candidate, OCU400, received two orphan drug designations, or ODDs, from the Food and Drug Administration, or FDA, one for the treatment of NR2E3 mutation-associated retinal diseases and the other for the treatment of CEP290 mutation-associated retinal diseases. We are planning to initiate a Phase 1/2a clinical trial for OCU400 in 2021. Our second gene therapy candidate, OCU410, is being developed to utilize the nuclear receptor genes RAR-related orphan receptor A for the treatment of dry age-related macular degeneration, or dry AMD. This candidate is currently in preclinical development.

Novel Biologic Therapies for Retinal Diseases

We are conducting preclinical development for a novel biologic product candidate, OCU200. OCU200 is a novel fusion protein designed to treat DME, DR and wet AMD. We expect to initiate a Phase 1/2 clinical trial for OCU200 within the next two years. We plan to expand the therapeutic applications of OCU200 beyond DME, DR and wet AMD to potentially include macular edema following retinal vein occlusion and myopic choroidal neovascularization.

Small Molecule Phase 3 Rare Disease Asset

We are also developing OCU300, which is a small molecule therapeutic currently in Phase 3 clinical development for patients with oGVHD. OCU300 is a brimonidine tartrate eye drop formulated as a topical nanoemulsion. As of March 1, 2020, we had completed over 70% of planned enrollment of our Phase 3 clinical trial for OCU300. OCU300 has received ODD from the FDA, and it is the first and only product candidate to receive that designation for the treatment of symptoms associated with oGVHD. oGVHD, a severe chronic autoimmune disease that occurs in up to 60% of patients receiving hematopoietic stem cell transplantation from donors, referred to as allogeneic HSCT, can result in light sensitivity, excessive ocular redness, severe ocular pain and, ultimately, vision impairment. We estimate the current prevalence of patients suffering from oGVHD in the United States to be approximately 63,000. OCU300 is formulated using our proprietary nanoemulsion technology, OcuNanoE™—Ocugen’s ONE Platform™, or OcuNanoE™, which we believe represents an effective drug delivery mechanism to treat ocular surface disorders. We believe that OcuNanoE™ provides additional protection to the ocular surface and the potential for enhanced efficacy compared to traditional formulations. OcuNanoE™ nanoemulsion was developed to decrease the drainage rate, prolong precorneal residence time and increase the drug concentration in the lacrimal gland, which is critical for tear film production. We are the first and only company to use nanoemulsion technology in the ophthalmology space.

Company Information

On September 27, 2019, we completed our reverse merger, or the Merger, with Ocugen OpCo Inc. (formerly known as Ocugen, Inc., or Former Ocugen) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 5, 2019, by and among Former Ocugen, Restore Merger Sub, Inc., our wholly owned subsidiary, or Merger Sub, and us, as amended, or the Merger Agreement, pursuant to which Merger Sub merged with and into Former Ocugen, with Former Ocugen surviving as our wholly owned subsidiary. Immediately after completion of the Merger, we changed our name to Ocugen, Inc. and the business conducted by us became the business conducted by Former Ocugen.

Our common stock is listed on The NASDAQ Capital Market under the symbol “OCGN.” Our global headquarters are located at 5 Great Valley Parkway, Suite 160, Malvern, PA 19355 and our telephone number is (484) 328-4701. Our website address is www.ocugen.com. The content contained in, or that can be accessed through, our website is not part of this prospectus. See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the accompanying prospectus supplement and any related free writing prospectus, and discussed in the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2019, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, our quarterly reports, and documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. See “Where You Can Find More Information.” The risks described in the Annual Report and such subsequent filings are not the only risks that we face. Additional risks not presently known to us or that we do not currently consider significant may also have an adverse effect on us. If any of the risks actually occur, our business, results of operations, cash flows or financial condition could suffer. We cannot assure you that any of the events discussed in the risk factors will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and cash flows and if so our future prospects would likely be materially and adversely affected. If any of such events were to happen, the trading price and value of our securities could decline, and you could lose all or part of your investment. You should understand that it is not possible to predict or identify all such risks. Consequently, you should not consider the risk factors to be a complete discussion of all potential risks or uncertainties. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus and the documents incorporated by reference herein regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” or the negative of such terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated.

The forward-looking statements in this prospectus and the documents incorporated by reference herein include, among other things, statements about:

•	our estimates regarding expenses, future revenue, capital requirements and timing and availability of and the need for additional financing;

•	our ability to obtain sufficient additional capital to continue to advance our product candidates and preclinical programs;

•	our ability to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market and the risk that products will not achieve broad market acceptance;

•	uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom;

•	our ability to comply with regulatory schemes applicable to our business and other regulatory developments in the United States and foreign countries;

•	the uncertainties associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials;

•	the performance of third-parties upon which we depend, including third-party contract research organizations, and third-party suppliers, manufacturers, group purchasing organizations, distributors and logistics providers;

•	our ability to obtain and maintain patent protection and defend our intellectual property rights against third-parties;

•	our ability to maintain our relationships, profitability and contracts with our key commercial partners;

•	our ability to recruit or retain key scientific, technical, commercial, and management personnel or to retain our executive officers;

•	our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including Good Manufacturing Practice compliance and U.S. Drug Enforcement Agency compliance and other relevant regulatory authorities;

•	our ability to operate under increased leverage and associated lending covenants; and

•	the other risks, uncertainties and factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised and supplemented by those risks described from time to time in other reports which we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in or incorporated by reference into this prospectus, particularly under “Risk Factors” that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. You should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed and incorporated by reference in this prospectus and in the applicable prospectus supplement. See “Risk Factors.”

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities by us under this prospectus will be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is subject to and qualified in its entirety by reference to our sixth amended and restated certificate of incorporation, as amended, or the Certificate, and our amended and restated bylaws, or Bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Our authorized capital stock consists of 210,000,000 shares, 200,000,000 of which are designated as common stock with a par value of $0.01 per share and 10,000,000 of which are designated as preferred stock with a par value of $0.01.

As of December 31, 2019, (i) our capital stock was held of record by 38 stockholders and (ii) there were 52,625,228 shares of common stock outstanding, 7 shares of preferred stock outstanding, warrants to purchase an aggregate of 9,643,948 shares of common stock outstanding, and options to purchase an aggregate of 731,189 shares of common stock outstanding.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting Rights

Each holder of common stock is entitled to one vote per share on all matters submitted to a vote of stockholders. We have not provided for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election. Except as otherwise required by law, holders of our common stock are not entitled to vote on any amendment to the Certificate that relates solely to the terms of an outstanding series of preferred stock if the holders of such series are entitled to vote thereon pursuant to the Certificate or any certificate of designation.

Dividends

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. The timing, declaration, amount and payment of future dividends will depend on our financial condition, earnings, capital requirements and debt service obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that its board of directors deems relevant. Our board of directors will make all decisions regarding our payment of dividends from time to time in accordance with applicable law.

Liquidation

Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

No Preemptive or Similar Rights

The holders of our common stock do not have any preemptive rights or preferential rights to subscribe for shares of our capital stock or any other securities. Our common stock is not subject to any redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock is listed on NASDAQ under the symbol “OCGN.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on NASDAQ or the other securities exchange of the securities covered by the applicable prospectus supplement.

Preferred Stock

We may issue, from time to time in one or more series, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, shares of preferred stock and such shares may include voting rights, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The shares of each series of preferred stock shall have preferences, limitations and relative rights, including voting rights, identical with those of other shares of the same series and, except to the extent provided in the description of such series, of those of other series of preferred stock.

The laws of the state of Delaware, the state of our incorporation, provide that the holders of preferred stock will have the right to vote separately, as a class, on any proposal involving fundamental changes in the rights of holders of such preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of Ocugen or the removal of management, which could depress the market price of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into common stock or other securities of the Company, and, if applicable, the conversion price (or how it will be calculated), the conversion period and any other terms of conversion (including any anti-dilution provisions, if any);

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	voting rights, if any, of the preferred stock; and

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

The transfer agent and registrar for any series of preferred stock will be set forth in each applicable prospectus supplement.

Description of Other Securities Outstanding

Series A Convertible Preferred Stock

Our board of directors provided for the issuance of Series A Convertible Preferred Stock, or the Series A Preferred, pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, or the Certificate of Designation. Up to 30,000 shares are designated as Series A Preferred. Holders of Series A Preferred are entitled to receive dividends on Series A Preferred equal (on an as-converted to common stock basis) to and in the same form as dividends actually paid on shares of common stock, when and if such dividends are paid. Except as provided by law, the Series A Preferred has no voting rights. Upon the liquidation or dissolution of Ocugen, holders of Series A Preferred will be entitled to receive the same amount that a holder of common stock would receive if the preferred stock were fully converted to common stock. Shares of Series A Preferred are convertible to common stock at the option of the holder, on the terms and subject to the conditions set forth in the Certificate of Designation.

The foregoing summary of the terms of the Series A Preferred is subject to and qualified in its entirety by reference to the Certificate and the Certificate of Designation, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Pre-Merger Financing Warrants

Immediately prior to the Merger, Histogenics and Former Ocugen completed a previously announced private placement transaction with certain accredited investors, or the Investors, pursuant to that certain Securities Purchase Agreement dated June 13, 2019, as amended, or the Securities Purchase Agreement, by and among the Company, Former Ocugen and the Investors for an aggregate purchase price of approximately $25.0 million, or the Pre-Merger Financing, whereby, among other things, we agreed to issue on the fifth trading day following the consummation of the Merger, (a) Series A Warrants representing the right to acquire shares of our common stock up to the amount issuable in exchange for 200% of the initial shares of common stock plus the additional shares placed into escrow, without giving effect to any limitation on delivery contained in the Securities Purchase Agreement, purchased by the holder, or the Series A Warrants, (b) additional Series B warrants to purchase shares of our common stock, or the Series B Warrants, and (c) Series C warrants to purchase 50 million shares of our common stock, or the Series C Warrants. Collectively, the Series A Warrants, Series B Warrants and Series C Warrants are referred to hereinafter as the Pre-Merger Financing Warrants. On October 4, 2019, pursuant to the Securities Purchase Agreement, we issued the Pre-Merger Financing Warrants.

On November 5, 2019, we entered into an agreement with each Investor that amends the terms of each of the Pre-Merger Financing Warrants held by each such Investor, which amendments we refer to herein as the Warrant Amendments. The terms of the Warrant Amendments are discussed further below.

As of December 31, 2019, (i) there were Series A Warrants outstanding exercisable for 8,771,928 shares of common stock, (ii) there were Series B Warrants outstanding exercisable for 1,000 shares of common stock; and (iii) there were Series C Warrants outstanding exercisable for 1,000 shares of common stock.

Series A Warrants

The Series A Warrants were issued at an initial exercise price of $7.13, were immediately exercisable upon issuance and have a term of 60 months from the date of issuance.

The Series A Warrants provide that if we issue or sell, enter into a definitive, binding agreement pursuant to which we are required to issue or sell or are deemed, pursuant to the provisions of the Series A Warrants, to have issued or sold, any shares of common stock for a price per share lower than the exercise price then in effect, or a Dilutive Issuance, subject to certain limited exceptions, then (i) the exercise price of the Series A Warrants shall be reduced to such lower price per share and (ii) the number of shares issuable upon exercise of the Series A Warrants shall be increased to the number of shares of common stock determined by multiplying (a) the exercise price in effect immediately prior to such Dilutive Issuance by (b) the number of shares of common stock issuable upon exercise of the Series A Warrants immediately prior to such Dilutive Issuance (without giving effect to any limitation on exercise contained therein), and dividing the product thereof by the exercise price resulting from such Dilutive Issuance.

Pursuant to the Series A Warrants, we have agreed not to enter into, allow or be party to certain fundamental transactions, generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, or a Fundamental Transaction, until the 45th trading day immediately following the earlier to occur of (i) the first date on which the holders can sell all the shares issuable upon exercise of the Series A Warrants and the Series B Warrants without restriction or limitation pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, and without the requirement to be in compliance with Rule 144(c)(1) and (ii) October 4, 2020 (such earlier date is referred to hereinafter as the Reservation Date). Thereafter, we have agreed not to enter into or be party to a Fundamental Transaction unless the successor entity in such transaction assumes in writing all of our obligations under the Series A Warrants and the other Pre-Merger Financing documents, including agreements, if so requested by the holder, to deliver to each holder of the Series A Warrants in exchange for such Series A Warrants a security of the successor entity evidenced by a written instrument substantially similar in form and substance to the Series A Warrant, exercisable for the same securities and/or other property as would have been paid for the common stock issuable upon exercise of the unexercised portion of the Series A Warrant as if such common stock was outstanding on and as of the closing of such Fundamental Transaction, subject to further adjustment from time to time in accordance with the provisions of the Series A Warrant. Any security issuable or potentially issuable to the holder pursuant to the terms of the Series A Warrants on the consummation of a Fundamental Transaction must be registered and freely tradable by the holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws.

Additionally, at the request of a holder delivered before the 90th day after the consummation of a Fundamental Transaction, we or the successor entity must purchase such holder’s warrant for the value calculated using the Black-Scholes option pricing model as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated.

The Series A Warrants also contain a “cashless exercise” feature that allows the holders to exercise the Series A Warrants without making a cash payment in the event that there is no effective registration statement registering the shares issuable upon exercise of the Series A Warrants. The Series A Warrants are subject to a blocker provision which restricts the exercise of the Series A Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of our common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, would beneficially own in excess of 4.99% or 9.99% of the outstanding common stock (including the shares of common stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

If we fail to issue to a holder of Series A Warrants the number of shares of common stock to which such holder is entitled upon such holder’s exercise of the Series A Warrants, then we shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 2.0% of the market value of the undelivered shares determined using any trading price of the common stock selected by the holder as in effect at any time during the period from delivery of the exercise notice until the applicable share delivery date, and if the holder purchases common stock in connection with such failure (such purchased common stock is referred to hereinafter as Series A Buy-In Shares), then we must, at the holder’s discretion, reimburse the holder for the cost of such Series A Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series A Buy-In Shares and the closing market price for shares of the common stock on the date of exercise.

Series B Warrants

The Series B Warrants have an exercise price of $0.01. Pursuant to the Warrant Amendments, they were exercisable after the completion of a 10 trading-day period following the effectiveness of a registration statement covering the resale of the common stock into which such warrants were exercisable. The Series B Warrants will expire on the day following the later to occur of (i) the Reservation Date and (ii) the date on which the Series B Warrants have been exercised in full (without giving effect to any limitation on exercise contained therein) and no shares remain issuable thereunder.

The Series B Warrants include a provision pursuant to which the number of shares issuable upon exercise of the Series B Warrants shall be increased during certain “Reset Periods” (as defined in the Series B Warrants) pursuant to a formula based on the greater of (i) 80% of the arithmetic average of the two lowest dollar volume-weighted average prices of a share of our common stock on NASDAQ during the applicable Reset Period immediately preceding the applicable Reset Date to date and (ii) $1.00 (such greater price is referred to hereinafter as the Reset Price). A Reset Period commenced on November 20, 2019, which, in accordance with the terms of the Warrant Amendments, was the day following a ten trading-day period after the effectiveness of our Registration Statement on Form S-3 (333-234127). As the dollar volume-weighted average prices of our common stock on NASDAQ was under $1.00 for the first two trading days of the Reset Period, the Investors elected to advance the end of the Reset Period to November 21, 2019 and the number of shares issuable upon exercise of the Series B Warrants was increased based on a Reset Price of $1.00. The reset resulted in an aggregate of approximately 12.6 million additional shares of common stock becoming issuable upon exercise of the Series B Warrants.

Pursuant to the Series B Warrants, we have agreed not to enter into, allow or be party to a Fundamental Transaction until the Reservation Date. Thereafter, we have agreed not to enter into or be party to a Fundamental Transaction unless the successor entity in such transaction assumes in writing all of our obligations under the Series B Warrants and the other Pre-Merger Financing documents, including agreements, if so requested by the holder, to deliver to each holder of the Series B Warrants in exchange for such Series B Warrants a security of the successor entity evidenced by a written instrument substantially similar in form and substance to the Series B Warrant, exercisable for the same securities and/or other property as would have been paid for the common stock issuable upon exercise of the unexercised portion of the Series B Warrant as if such common stock was outstanding on and as of the closing of such Fundamental Transaction, subject to further adjustment from time to time in accordance with the provisions of the Series B Warrant. Any security issuable or potentially issuable to the holder pursuant to the terms of the Series B Warrants on the consummation of a Fundamental Transaction must be registered and freely tradable by the holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws.

The Series B Warrants also contain a “cashless exercise” feature that allows the holders to exercise the Series B Warrants without making a cash payment. The Series B Warrants are subject to a blocker provision which restricts the exercise of the Series B Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of our common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding common stock (including the shares of common stock issuable upon such exercise).

If we fail to issue to a holder of Series B Warrants the number of shares of common stock to which such holder is entitled upon such holder’s exercise of the Series B Warrants, then we shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 2.0% of the market value of the undelivered shares determined using any trading price of the common stock selected by the holder as in effect at any time during the period from delivery of the exercise notice until the applicable share delivery date, and if the holder purchases shares of common stock in connection with such failure (such purchased common stock is referred to hereinafter as Series B Buy-In Shares), then we must, at the holder’s discretion, reimburse the holder for the cost of such Series B Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series B Buy-In Shares and the closing market price for shares of our common stock on the date of exercise.

Series C Warrants

Pursuant to the Warrant Amendments, the Series C Warrants were exercisable in the aggregate for up to 20 million shares of common stock. The Warrant Amendments permitted the Investors, in lieu of making any cash payment otherwise contemplated to be made to us upon the exercise of the Series C Warrants, to elect instead to receive upon such exercise up to 20 million shares of common stock. The outstanding Series C Warrants will expire upon the 45th trading day immediately following the earlier to occur of (i) the date the holder can sell all shares issuable upon exercise of the Series C Warrants pursuant to Rule 144 without restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1) and (ii) October 4, 2020, provided that if such date falls on a holiday, then the next day that is not a holiday.

Pursuant to the Series C Warrants, we have agreed not to enter into, allow or be party to a Fundamental Transaction until the Reservation Date. Thereafter, we agreed not to enter into or be party to a Fundamental Transaction unless the successor entity in such transaction assumes in writing all of our obligations under the Series C Warrants and the other Pre-Merger Financing documents, including agreements, if so requested by the holder, to deliver to each holder of the Series C Warrants in exchange for such Series C Warrants a security of the successor entity evidenced by a written instrument substantially similar in form and substance to the Series C Warrant, exercisable for the same securities and/or other property as would have been paid for the common stock issuable upon exercise of the unexercised portion of the Series C Warrant as if such common stock was outstanding on and as of the closing of such Fundamental Transaction, subject to further adjustment from time to time in accordance with the provisions of the Series C Warrant. Any security issuable or potentially issuable to the holder pursuant to the terms of the Series C Warrants on the consummation of a Fundamental Transaction must be registered and freely tradable by the holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws.

The Series C Warrants are subject to a blocker provision which restricts the exercise of the Series C Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of our common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding common stock (including the shares of the common stock issuable upon such exercise).

If we fail to issue to a holder of Series C Warrants the number of shares of common stock to which such holder is entitled upon such holder’s exercise of the Series C Warrants, then we shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 2.0% of the market value of the undelivered shares determined using any trading price of the common stock selected by the holder as in effect at any time during the period from delivery of the exercise notice until the applicable share delivery date, and if the holder purchases shares of common stock in connection with such failure (such purchased common stock is referred to hereinafter as Series C Buy-In Shares), then we must, at the holder’s discretion, reimburse the holder for the cost of such Series C Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series C Buy-In Shares and the closing market price for shares of our common stock on the date of exercise.

Registration Rights

In connection with the Pre-Merger Financing, we entered into the Registration Rights Agreement with the Investors. Pursuant to the Registration Rights Agreement, we are required to file an initial resale registration statement with respect to shares of our capital stock held by or issuable to the Investors, or the Registrable Securities, within 10 days of the closing of the Pre-Merger Financing. Such registration statement became effective on November 5, 2019. Additionally, we are required to file additional resale registration statements with respect to the Registrable Securities within 30 days of each End Reset Date, to the extent that such Registrable Securities are not already registered for resale on a prior registration statement. We will be required to use commercially reasonable efforts to maintain the effectiveness of these registration statements until the Registrable Securities covered by these registration statements have been disposed of or are no longer Registrable Securities.

If we fail to file and obtain and maintain effectiveness of the resale registration statements required under the Registration Rights Agreement or fail, subject to limited grace periods, to maintain the effectiveness of the resale registration statements, then we shall be obligated to pay to each affected holder of Registrable Securities an amount equal to 2.0% of the aggregate purchase price of such Investor’s Registrable Securities whether or not included in such registration statement on each of the day of such failure and on every thirtieth day thereafter (pro-rated for periods of less than 30 days) until the date such failure is cured.

These registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations, including our right to delay or withdraw a registration statement under certain circumstances. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, our Bylaws and Delaware Law

Various provisions contained in the Certificate, the Bylaws and Delaware law could delay, deter or discourage some transactions involving an actual or potential change in control of Ocugen, including acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws

Preferred Stock

The Certificate authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the preferences, rights and other terms of such series. See “—Preferred Stock” for additional information. Under this authority, our board of directors could create and issue a series of preferred stock with rights, preferences or restrictions that have the effect of discriminating against an existing or prospective holder of our capital stock as a result of such holder beneficially owning or commencing a tender or exchange offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of preferred stock may be to render it more difficult for, or to discourage an attempt by, a potential acquiror to obtain control of us by means of a merger, tender or exchange offer, proxy contest or otherwise, and thereby protect the continuity of the company’s management. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without any action by our stockholders.

Classified Board

The Certificate and the Bylaws provide that the directors, other than those who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes. Such classes shall be as nearly equal in number of directors as reasonably possible. The election of the classes is staggered, such that only approximately one third of our board of directors is up for election in any given year. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. Each director shall serve until such director’s successor shall have become duly elected and qualified, or until such director’s prior death, resignation, retirement, disqualification or other removal.

Election of Directors

The Certificate does not provide for cumulative voting in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Board Vacancies; Removal

The Certificate provides that any vacancy occurring on our board of directors will be filled by a majority of directors then in office, even if less than a quorum. The Certificate also provides that our directors can only be removed for cause upon the vote of more than two-thirds of the votes entitled to be cast by holders of all the then-outstanding shares of capital stock, voting together as a single class.

Special Meetings of Stockholders; Number of Directors and No Action by Written Consent of Stockholders

The Certificate and the Bylaws provide that only the board of directors, the chairman of the board of directors or the president may call a special meeting of our stockholders. The Bylaws provide that the authorized number of directors be changed only by resolution of the board of directors. The Bylaws provide that the stockholders may act only duly called annual or special meeting and no action may be effected by written consent.

Advance Notification of Shareholder Nominations and Proposals

Our amended and restated bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of persons for election as directors, other than nominations made by or at the direction of our board of directors.

Amendments to Certificate and Bylaws

The amendment of any of the above provisions (except for the provision making it possible for the board of directors to issue undesignated preferred stock) and the exclusive form and indemnification provisions described below, would require approval by a stockholder vote by the holders of at least a two thirds of the voting power of the then outstanding voting stock.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a publicly-held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, such as discouraging takeover attempts that might result in a premium over the market price of our common stock.

Exclusive Jurisdiction for Certain Actions

The Certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

The enforceability of similar federal court choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable or unenforceable. If a court were to find either of the choice of forum provisions contained in the Certificate to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees and result in increased costs for investors to bring a claim.

Indemnification

The Certificate includes provisions that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Accordingly, our directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will require the approval of the holders of shares representing at least two-thirds of the shares entitled to vote in the election of directors, voting as one class. The Certificate and Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. The Certificate and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions as its officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into separate indemnification agreements with our directors and executive officers that require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in the Certificate and the indemnification agreements facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in the Certificate and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities it offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

We may offer under this prospectus up to $75,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $75,000,000. The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities. We will issue any debt securities under an indenture to be entered into between it and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and any amendment or supplement thereto and those made part of the indenture by reference to the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture which will be filed with a future prospectus supplement and any amendment or supplement thereto.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Defaults and Notice”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	any guaranties of the debt securities;

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other of our indebtedness; and

•	the terms and conditions, if any, pursuant to which the debt securities, in whole or in part, shall be defeasible.

All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of any holder, for issuances of additional debt securities of that series with the same terms as the original debt securities of that series (other than the issue price and the interest accrued prior to the issue date of the additional debt securities). We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. For more information, please see “Global Securities” below.

Protection in the Event of Change of Control

Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or that would otherwise afford holders of its debt securities additional protection in the event of a recapitalization transaction, a change of control of Ocugen, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

We may agree in any indenture that governs the debt securities of any series covered by this prospectus that it will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•	we are the surviving entity of any such merger or consolidation or the entity formed by such merger or consolidation shall be organized under the laws of the United States of America, or any state thereof or the District of Columbia, and shall expressly assume by a supplemental indenture all of our obligations related to such debt securities; and

•	immediately before and immediately after the merger or consolidation, no default or event of default shall have occurred and be continuing.

Notwithstanding the foregoing, the indenture may allow certain transactions, including, but not limited to, a merger between us and our wholly owned subsidiary or a merger between us and our affiliate for the purpose of converting the Company into a corporation under the laws of the United States of America, or any state thereof or the District of Columbia, or for the purpose of creating or collapsing a holding company structure.

Defaults and Notice

The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

•	failure to pay the principal of, or premium, if any, on, any debt security of such series when due and payable (whether at maturity, upon redemption, acceleration or otherwise);

•	failure to make a payment of any interest on any debt security of such series when due and payable and such failure continues for a period of 30 days;

•	our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series and such failure continues for a period of 60 days after written notice from the trustee or holders of 25% in the aggregate principal amount of the then-outstanding debt securities of such series; and

•	certain events relating to our or our significant subsidiaries’ bankruptcy, insolvency or reorganization.

If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the trustee knows of the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, or interest or premium, if any, on the debt securities of any series, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before instituting a proceeding or pursuing a remedy under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

Any indenture that governs our debt securities covered by this prospectus may permit the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include that the holders of at least 25% in aggregate principal amount of the debt securities of such series then-outstanding make a prior written request upon the trustee to exercise its power under the indenture and offer reasonable indemnity to the trustee. Even so, such holders may have an absolute right to receipt of the principal of, or premium, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Any indenture that governs our debt securities covered by this prospectus may provide that we may discharge our obligations under such debt securities and the indenture with respect to such debt securities if:

•	either (A) there shall have been canceled by the trustee under the indenture, or delivered to the trustee for cancellation, all debt securities of such series theretofore authenticated and delivered or (B) all such debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements for the giving of notice of redemption by the trustee;

•	we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest to the maturity or date of redemption;

•	we have paid all other sums payable by it under the indenture or deposited all other required sums with the trustee; and

•	the deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which we are a party or to which we are bound.

Any indenture that governs our debt securities covered by this prospectus may provide that we may be discharged from its obligations with respect to any debt securities, subject to certain exceptions. Further, any indenture that governs our debt securities covered by this prospectus may provide that we may be released from our obligations under certain sections of such indenture, subject to certain exceptions. In either case, such indenture may provide that certain conditions must be satisfied prior to such discharge or release, including, but not limited to:

•	we shall have irrevocably deposited with the trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, (a) money, (b) U.S. or foreign government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money, or (c) a combination thereof, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal, accrued interest and premium, if any;

•	there shall be no continuing default or event of default with respect to such debt securities at the time of the deposit or after giving effect thereto;

•	there shall not be certain conflicting interest for purposes of the Trust Indenture Act;

•	such actions shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are bound;

•	we shall have delivered a legal opinion relating to certain tax matters; and

•	we shall have delivered a legal opinion and certain other certificates relating to the satisfaction of the required conditions.

Regarding the Trustee

We will identify the trustee and any relationship that it may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act, it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of its obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants, including anti-dilution provisions of the warrants, if any;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	U.S. federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of Ocugen.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, each debt security, warrant and unit initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and if not otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., or Clearstream, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock or preferred stock will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless indicated otherwise in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Philadelphia, Pennsylvania. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The consolidated financial statements of Ocugen, Inc. appearing in Ocugen, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

3,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

February 7, 2021